UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

M/A-COM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 656-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 5, 2015, M/A-COM Technology Solutions Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), and the selling stockholders named in Schedule II thereto (the “Selling Stockholders”), relating to an underwritten public offering (the “Offering”) of 7,800,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), of which 4,500,000 shares of Common Stock were offered by the Company (the “Company Shares”) and an aggregate of 3,300,000 shares of Common Stock were offered by the Selling Stockholders (the “Selling Stockholder Shares” and together with the Company Shares, the “Shares”). The Selling Stockholders consist of John Ocampo, the Company’s Chairman of the Board and majority stockholder, and his affiliates and certain funds affiliated with Summit Partners, L.P. The Shares were sold to the public at a price of $30.00 per share, and the Underwriters have agreed to purchase the Shares from the Company and the Selling Stockholders pursuant to the Underwriting Agreement at a price of $28.575 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds of approximately $127.8 million from the Offering. The Selling Stockholders granted the Underwriters a 30-day option to purchase an aggregate of 1,170,000 additional shares of Common Stock on the same terms and conditions as the Shares, which was exercised in full on February 6, 2015. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders, including the sale of the shares of Common Stock by the Selling Stockholders from the exercise by the underwriters of their option to purchase additional shares.

The Offering is being made pursuant to an automatically effective shelf registration statement on Form S-3 (the “Registration Statement”) that the Company filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2015 (File No. 333-201827). A prospectus supplement relating to the Offering has been filed with the SEC. The closing of the Offering is expected to occur on or about February 11, 2015.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the document which is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion and consent of Perkins Coie LLP relating to the issuance and sale of the shares of Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 5, 2015, among M/A-COM Technology Solutions Holdings, Inc., the selling stockholders named on Schedule II thereto, and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: February 10, 2015	By:	/s/ Robert J. McMullan
Robert J. McMullan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 5, 2015, among M/A-COM Technology Solutions Holdings, Inc., the selling stockholders named on Schedule II thereto, and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).